                                   EXHIBIT 11
                             CT COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                        Computation of Earnings Per Share


                                    Three Months Ended September 30            Nine Months Ended September 30
                                    --------------------------------          --------------------------------
                                        1999                1998                 1999                  1998
                                    -----------          -----------          -----------          -----------
Computation of share
totals used in
computing earnings
per share:

Weighted average number
 of shares outstanding                9,368,722            9,295,095            9,344,371            9,202,414

Basic average shares

a-Outstanding                         9,368,722            9,295,095            9,344,371            9,202,414

Incremental shares
 arising, from out-
 standing stock
 options                                 58,497               47,981               58,497               48,299
                                    -----------          -----------          -----------          -----------

 b-Totals                             9,427,219            9,343,076            9,402,868            9,250,713
                                    ===========          ===========          ===========          ===========

c-Net Income                        $ 5,008,263          $ 3,196,049          $18,007,958          $ 9,515,055
                                    ===========          ===========          ===========          ===========


Net Income Per Share
 Basic - c/a                        $       .53          $       .34          $      1.93          $      1.03
                                    ===========          ===========          ===========          ===========

Net Income Per Share
assuming full dilution c/b          $       .53          $       .34          $      1.92          $      1.03
                                    ===========          ===========          ===========          ===========

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